                                   EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  Year ended December 31,
                                                           --------------------------------------
Primary                                                    1996             1995             1994
=======                                                    ----             ----             ----
Weighted average shares                                      59,458           47,563          35,314
Dilutive effect of:
  Stock options                                                 148              136              88
  Warrants                                                                                        21
                                                           --------         --------         -------
Weighted average number of shares and
  equivalent shares outstanding                              59,606           47,699          35,423
                                                           ========         ========         =======

Net income before extraordinary item                       $157,976         $119,972         $80,460
Extraordinary item                                                            33,454
                                                           ---------       ---------         -------
Net income (loss)                                          $157,976         $ 86,518         $80,460
                                                           ========         ========         =======

Per Share amounts:
Net income  per share (A)                                  $   2.65         $   2.52         $  2.27
Extraordinary item: Loss on prepayment of debt                                  0.70
                                                           --------         --------         -------
Net income (loss)                                          $   2.65         $   1.82         $  2.27
                                                           ========         ========         =======

(A)  This calculation is submitted in accordance with Regulation S-K item 601
     (b) (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Fully Diluted
=============
Weighted average number of shares used
   in primary calculation                                    59,458           47,563          35,423
Assumed conversion of convertible debentures                  8,563            7,574           7,060
Dilutive effect of:
Stock options                                                   255              209
                                                           --------         --------         -------
Fully diluted weighted average shares
  and equivalent shares outstanding                          68,276           55,346          42,483
                                                           ========         ========         =======

Net income before extraordinary item                       $157,976         $119,972         $80,460
Interest and debt amortization on
   assumed conversion of debentures                          23,801           20,710          18,632
                                                           --------         --------         -------
Adjusted net income before extraordinary item               181,777          140,682          99,092
Extraordinary item                                                            33,454
                                                           --------         --------         -------
Net income (loss)                                          $181,777         $107,228         $99,092
                                                           ========         ========         =======

Per Share amounts:
Net income  per share (B)                                  $   2.66         $   2.54         $  2.33
Extraordinary item: Loss on prepayment of debt                                  0.60
                                                           --------         --------         -------

Net income (loss)                                          $   2.66         $   1.94         $  2.33
                                                           ========         ========         =======

(B)  This calculation is submitted in accordance with Regulation S-K item 601(b)
     (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.




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